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                       [Letterhead of Pepper Hamilton LLP]



                                                     October 23, 2003


1838 Bond-Debenture Trading Fund
2701 Renaissance Boulevard
Fourth Floor
King of Prussia, PA 19406

                 Re:  1838 Bond-Debenture Trading Fund
                      Registration Statement on Form N-2
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Ladies and Gentlemen:

                  We have acted as counsel to 1838 Bond-Debenture Trading Fund, a Delaware corporation (the "Fund"), in connection with the issuance by the Fund of 1,234,420 shares (the "Shares") of the Fund's common stock, par value $1.00 per share, pursuant to the exercise of rights (the "Rights") to be distributed to the stockholders of the Fund, all in accordance with the Fund's registration statement on Form N-2 under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act").

                  This opinion is being furnished in accordance with the requirements of Item 24 of Form N-2 under the 1933 Act, and the 1940 Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, (i) the charter and bylaws of the Fund, (ii) the Registration Statement of the Fund on Form N-2 (File Nos. 333-108539 and 811-02201), as filed with the Securities and Exchange Commission ("SEC") on September 5, 2003, and as amended by the Pre-Effective Amendment No. 1 filed herewith on October 23, 2003 (collectively, the "Registration Statement"), (iii) certain resolutions of the Board of Directors of the Fund relating to the issuance and sale of the Shares and related matters, and (iv) a specimen certificate representing the Shares. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and such agreements, certificates of public officials, certificates of officers or other representatives of the Fund and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


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1838 Bond-Debenture Trading Fund
Page 2
October 20, 2003


                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties thereto, other than the Fund, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinions set forth below, we have assumed that the share certificates representing the Shares will conform to the specimen examined by us and will have been signed by the appropriate officer of the Fund and countersigned by an authorized officer of the transfer agent and registrar for the Shares, whether such signature is a facsimile, engraved or printed, and registered by such transfer agent and registrar. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Fund and others.

                  Our opinion is limited to the laws and facts in existence on the date hereof, and it is further limited to the laws (other than the conflict of law rules) of the State of Delaware that in our experience are normally applicable to the issuance of shares by corporations and to the 1933 Act, 1940 Act, and the rules and regulations of the SEC thereunder.

                  Based upon and subject to the foregoing, we are of the opinion that (i) the Shares to be issued upon exercise of the Rights have been duly authorized and (ii) when the Registration Statement becomes effective the Shares as to which Rights have been exercised have been sold, issued and paid for as contemplated by the Registration Statement and the certificates representing such Shares in the form of the specimen certificate examined by us have been signed by an appropriate officer of the Fund and countersigned by authorized officer of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar, the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement and to the reference to our firm in the prospectus that is being filed as part of the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                                                    Very truly yours,

                                                    /s/ Pepper Hamilton LLP

                                                    Pepper Hamilton LLP